EXHIBIT 10.10














                                    MSB BANK

                      EMPLOYEE SEVERANCE COMPENSATION PLAN

































                        Effective as of September 3, 1992
                 As amended and restated as of September 3, 1995
               And Including Amendments Through December 29, 1997



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                                       TABLE OF CONTENTS

                                                                                          Page


                                           ARTICLE I

PURPOSE

Section 1.1     Statement of Purpose.......................................................  1


                                          ARTICLE II

                                          DEFINITIONS

Section 2.1     Annual Compensation........................................................  1
Section 2.2     Bank.......................................................................  1
Section 2.3     Board......................................................................  1
Section 2.4     Change of Control..........................................................  1
Section 2.5     Effective Date.............................................................  3
Section 2.6     Employee...................................................................  3
Section 2.7     Employer...................................................................  3
Section 2.8     ERISA......................................................................  3
Section 2.9     Holding Company............................................................  3
Section 2.10    Just Cause.................................................................  3
Section 2.11    Officer....................................................................  4
Section 2.12    Payment....................................................................  4
Section 2.13    Plan.......................................................................  4
Section 2.14    Plan Administrator.........................................................  4


                                          ARTICLE III

                                          ELIGIBILITY

Section 3.1     Participation..............................................................  4
Section 3.2     Duration of Participation................................................... 5


                                          ARTICLE IV

                                           PAYMENTS

Section 4.1     Right to Payment...........................................................  5
Section 4.2     Termination Resulting in Right to Payment..................................  5

                                            (i)
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                                                                                          Page

Section 4.3     Amount of Payment..........................................................  6
Section 4.4     Time of Payment............................................................  7


                                           ARTICLE V

                                   SUCCESSOR TO THE EMPLOYER

Section 5.1     Assumption of Obligations..................................................  7


                                          ARTICLE VI

                                          ARBITRATION

Section 6.1     Arbitration................................................................. 8


                                          ARTICLE VII

                                        ADMINISTRATION

Section 7.1     Named Fiduciaries..........................................................  8
Section 7.2     Fiduciary Responsibilities.................................................  8
Section 7.3     Plan Administrator......................................................... 10
Section 7.4     Allocation of Fiduciary Responsibilities and
                Employment of Advisors..................................................... 11
Section 7.5     Other Administrative Provisions............................................ 11
Section 7.6     Indemnification of Fiduciaries............................................. 12
Section 7.7     Claims Procedure........................................................... 12
Section 7.8     Claims Review Procedure.................................................... 13


                                         ARTICLE VIII

                                   AMENDMENT AND TERMINATION

Section 8.1     Amendment and Termination.................................................. 13
Section 8.2     Form of Amendment or Termination........................................... 14

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                                            (ii)


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                                                                                          Page

                                          ARTICLE IX

                                         MISCELLANEOUS

Section 9.1     Rights of Employees........................................................ 14
Section 9.2     Non-alienation of Benefits................................................. 14
Section 9.3     Other Benefits............................................................. 14
Section 9.4     Construction............................................................... 14
Section 9.5     Headings................................................................... 15
Section 9.6     Governing Law.............................................................. 15
Section 9.7     Severability............................................................... 15
Section 9.8     Required Regulatory Provisions............................................. 15
Section 9.9     Withholding................................................................ 17
Section 9.10    Status as Welfare Benefit Plan Under ERISA................................. 17


                                            (iii)


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                                    MSB Bank
                      Employee Severance Compensation Plan


                                    ARTICLE I

                                     PURPOSE


     Section 1.1 Statement of Purpose.

     MSB Bank adopts this Employee Severance Compensation Plan for the benefit of its eligible Employees, the eligible Employees of MSB Bancorp, Inc. and any other affiliates of the Bank that adopt this Plan. The Bank recognizes that, as a public company, it is subject to the possibility of a negotiated or unsolicited Change of Control which may result in a loss of employment for some of its Employees. The purpose of the Plan is to encourage Employees to continue working for the Bank with their full time and attention devoted to the Bank's affairs by providing prescribed income security in the event of a termination of employment following a Change of Control.



                                   ARTICLE II

                                   DEFINITIONS


     For purposes of the Plan, the following terms shall have the meanings assigned to them below, unless a different meaning is plainly indicated by the context:

     Section 2.1 Annual Compensation means a Participant's salary paid by the Employer as consideration for the Participant's service during the 12 months ending on the date as of which Annual Compensation is to be determined, which amounts are or would be includable in the gross income of the Participant receiving the same for federal income tax purposes.

     Section 2.2 Bank means, prior to October 27, 1995, Middletown Savings Bank, and, commencing October 27, 1995, MSB Bank or any successor thereto.

     Section 2.3 Board means the Board of Directors of MSB Bank.

     Section 2.4 Change of Control means the occurrence of any of the following events:

     (a) approval by the stockholders of the Holding Company of a transaction that would result in the reorganization, merger or consolidation of the Holding Company with one or more other persons, other than a transaction following which:



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                                      -2-




          (i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 "Exchange Act") in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Holding Company; and

          (ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Holding Company;

     (b) the acquisition of all or substantially all of the assets of the Holding Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Holding Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Holding Company of any transaction which would result in such an acquisition; or

     (c) a complete liquidation or dissolution of the Holding Company, or approval by the stockholders of the Holding Company of a plan for such liquidation or dissolution; or

     (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Holding Company do not belong to any of the following groups:

          (i) individuals who were members of the board of directors of the Holding Company on the Effective Date of this Plan; or

          (ii) individuals who first became members of the board of directors of the Holding Company after the Effective Date of this Plan either:

               (A) upon election to serve as a member of the board of directors of the Holding Company by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

               (B) upon election by the stockholders of the board of directors of the Holding Company to serve as a member of the board of directors of the Holding Company, but only if nominated for election by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first nomination;



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                                       -3-


provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the board of directors of the Holding Company; or

     (e) an event that would be described in Section 2.4 (a), (b), (c) or (d) if the name of the Bank or an affiliate of the Bank or Holding Company that has adopted the Plan were substituted for the words "Holding Company" therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Holding Company, the Bank or any participating affiliate, or any subsidiary of any of them, by the Holding Company, the Bank or any participating affiliate, or any subsidiary of any of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 2.4, the term "person" shall have the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

     Section 2.5 Effective Date means September 3, 1992.

     Section 2.6 Employee means any person, including an Officer, who is employed by the Employer on a full-time basis, excluding any person who has entered into and continues to be covered by, or is terminated under, an employment contract or a special termination agreement or other special severance arrangement with the Employer.

     Section 2.7 Employer means the Bank, the Holding Company (or their respective successors or assigns, whether by merger, consolidation, sale of assets, statutory receivership, operation of law or otherwise) and any affiliate of the Bank or Holding Company which, with the approval of the Board, and subject to such conditions as may be imposed by such Board, adopts this Plan.

     Section 2.8 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time (including the corresponding provisions of any succeeding law).

     Section 2.9 Holding Company means MSB Bancorp, Inc.

     Section 2.10 Just Cause means, with respect to the conduct of an Employee in connection with his employment with the Employer, personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that an Employee shall not be deemed to have been discharged for Just Cause unless and until he shall have received a written notice of termination from the Board, accompanied by a resolution duly adopted by affirmative vote of a majority of the entire Board at a meeting called and held for



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                                       -4-


such purpose (after reasonable notice to the Employee and a reasonable opportunity for the Employee to make oral and written presentations to the members of the Board, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the Board grounds exist for discharging the Employee for "Just Cause".

     Section 2.11 Officer means an officer of the Employer.

     Section 2.12 Payment means a payment of severance compensation as provided for under Article IV.

     Section 2.13 Plan means the MSB Bank Employee Severance Compensation Plan as the same may be amended from time to time.

     Section 2.14 Plan Administrator means the Compensation Committee of the Board.



                                   ARTICLE III

                                   ELIGIBILITY


     Section 3.1 Participation.

     (a) Each Employee who, as of the Effective Date, shall have completed at least 7 years of continuous employment with the Employer or who has been elected as an Officer shall become a Participant on the Effective Date. Thereafter, each Employee who completes 7 years of continuous employment with the Employer or who has been elected as an Officer shall become a Participant on the day following the completion of such 7 year period or upon such election as an Officer. Notwithstanding the foregoing, persons who have entered into and continue to be covered by, or terminated under, an employment or special termination agreement, or other special severance arrangement, with the Employer shall not be entitled to participate in this Plan. Any Participant covered by this Plan shall not be entitled to any other termination or severance payments.

     (b) For purposes of Section 3.1(a), if an Employee's employment with the Employer terminates and the Employee is subsequently re-employed by the Employer prior to the second anniversary of the effective date of such termination, the Employee's periods of employment with the Employer prior to his termination of employment and subsequent to his re-employment shall be aggregated and deemed to be continuous; provided, however, that this Section 3.1(b) shall not be applied more than once with respect to determining the continuous employment of a particular Employee.




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                                       -5-


     (c) Notwithstanding anything to the contrary contained herein, following a Change of Control no person shall be deemed to be a Participant entitled to the benefits of this Plan unless such Person was an employee of MSB Bank or MSB Bancorp, Inc. as the same existed prior to the Change of Control (i.e.,persons shall not be entitled to be Participants solely by virtue of their being employees of any entity with which MSB Bank or MSB Bancorp, Inc. combines pursuant to the Change of Control or employees of any successor to MSB Bank or MSB Bancorp, Inc. pursuant to a Change of Control).


     Section 3.2 Duration of Participation.

     A Participant shall cease to be a Participant in the Plan when the Participant ceases to be an Employee of the Employer, unless such Participant is entitled to a Payment as provided in Section 4.1 of the Plan. A Participant entitled to receipt of a Payment shall remain a Participant in this Plan until the full amount of such Payment has been paid to the Participant.



                                   ARTICLE IV

                                    PAYMENTS


     Section 4.1 Right to Payment.

     A Participant shall be entitled to receive from the Employer a Payment in the amount provided in Section 4.3 if there has been a Change of Control and if, within one year thereafter, the Participant's employment by the Employer shall terminate for any reason specified in Section 4.2, whether the termination is voluntary or involuntary. A Participant shall not be entitled to a Payment if termination occurs by reason of death, voluntary retirement, voluntary termination other than for reasons specified in Section 4.2, total and permanent disability, or for Just Cause.





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                                       -6-



     Section 4.2 Termination Resulting in Right to Payment.

     A Participant shall be entitled to a Payment if his employment by the Employer terminates within one year following a Change of Control, voluntarily or involuntarily, for any one or more of the following reasons without the Participant's prior written consent:

     (a) The Employer reduces the Participant's base salary or rate of compensation as in effect immediately prior to the Change of Control, or as the same may have been increased thereafter (other than with the Participant's prior written consent or under a 401(k) deferral program);

     (b) The Employer assigns to the Participant any substantial and material duties inconsistent with the Participant's primary duties with the Employer immediately prior to the Change of Control;

     (c) The Employer requires the Participant to change the location of the Participant's job or office, so that such Participant will be based at a location more than 50 miles from the location of the Participant's job or office immediately prior to the Change of Control; provided, however, that such new location is not closer to Participant's home;

     (d) The Employer fails to provide benefit plans providing, in the aggregate, substantially similar benefits to those which the Participant is receiving immediately prior to the Change of Control (other than the ESOP and the Recognition and Retention Plan); or

     (e) The Employer terminates the employment of a Participant at or after a Change of Control other than for Just Cause.


     Section 4.3 Amount of Payment.

     (a) Each Participant entitled to a Payment under this Plan shall receive from the Employer a lump sum cash payment in an amount based upon the Participant's length of continuous employment by the Employer, as follows:

          (i) The Participant's cash payment shall equal the sum of: (A) 1/12 times such Participant's Annual Compensation during the 12 month period ending on the date of such Participant's termination of employment with the Employer or the 12 month period ending on the date of the Change of Control, whichever is higher, multiplied by (B) the number of whole years of such Participant's continuous employment with the Employer, up to a maximum of 24 years.

          (ii) Notwithstanding the provisions of Section 4.3(a)(i) above, if a Payment to a Participant who is a Disqualified Individual would be in an amount which, alone or in combination with other amounts to be paid to the Participant, results in an Excess

        Parachute Payment to the Participant, the Payment hereunder to such Participant shall be reduced to the maximum amount which can be paid hereunder without resulting in an Excess Parachute Payment. The terms "Disqualified Individual" and "Excess Parachute Payment" shall have the same meaning as defined in Section 280G of the Internal Revenue Code of 1986, as amended, or any successor Section of similar import.

     (b) For purposes of Section 4.3(a), if an Employee's employment with the Employer terminates and the Employee is subsequently re-employed by the Employer prior to the second anniversary of the effective date of such termination, the Employee's periods of employment with the Employer prior to his termination of employment and subsequent to his re-employment shall be aggregated and deemed to be continuous; provided, however, that this Section 4.3(b) shall not be applied more than once with respect to determining the continuous employment of a particular Employee.

     (c) The Participant shall not be required to mitigate damages on the amount of the Payment by seeking other employment or otherwise, nor shall the amount of such Payment be reduced by any compensation earned by the Participant as a result of employment after termination of employment hereunder.


     Section 4.4 Time of Payment.

     The Payment to which a Participant is entitled shall be paid to the Participant by the Employer or the successor to the Employer, in cash and in full, not later than 10 business days after the termination of the Participant's employment. If any Participant should die after termination of such Participant's employment but before receiving the Payment to which he is entitled, such unpaid amounts shall be paid to the Participant's personal representative or the Participant's estate.



                                    ARTICLE V

                            SUCCESSOR TO THE EMPLOYER


     Section 5.1 Assumption of Obligations.

     The Employer shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Employer, expressly and unconditionally to assume and agree to perform the Employer's obligations under this Plan, in the same manner and to the same extent that the Employer would be required to perform if no such succession or assignment had taken place.

                                   ARTICLE VI

                                   ARBITRATION


     Section 6.1 Arbitration.

     Any dispute or controversy arising under or in connection with the Plan shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location within 50 miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. The arbitrator shall have the right to award costs and expenses, including legal fees, to any party as the arbitrator deems appropriate.



                                   ARTICLE VII

                                 ADMINISTRATION


     Section 7.1 Named Fiduciaries.

     The term "Named Fiduciary" shall mean (but only to the extent of the responsi bilities of each of them) the Plan Administrator and the Bank. This
Article VII is intended to allocate to each Named Fiduciary the responsibility for the prudent execution of the functions as signed to him or it, and none of such responsibilities or any other responsibility shall be shared by two or more of such Named Fiduciaries. Whenever one Named Fiduciary is required by the Plan to follow the directions of another Named Fiduciary, the two Named Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the Named Fidu ciary giving the directions shall be deemed his sole responsibility, and the responsibility of the Named Fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.


     Section 7.2 Fiduciary Responsibilities.

     Each Named Fiduciary and any other fiduciary under the Plan shall discharge its duties with respect to the Plan solely in the interests of the Participants and their beneficiaries:

     (a) For the exclusive purposes of providing benefits to Participants and their beneficiaries, and defraying reasonable expenses of administering the Plan;

     (b) With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

     (c) In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

     Section 7.3 Plan Administrator.

     The Plan Administrator, shall, subject to the responsibilities of the Board, have the responsibility for the day-to-day control, management, operation and administration of the Plan. The Plan Administrator shall have the following responsibilities:

     (a) To maintain records necessary or appropriate for the administration of the Plan;

     (b) To give and receive such instructions, notices, information, materials,
reports  and   certifications   as  may  be  necessary  or  appropriate  in  the
administration of the Plan;

     (c) To prescribe forms and make rules and regulations consistent with the terms of the Plan and with the interpretations and other actions of the Bank;

     (d) To require such proof or evidence of any matter from any person as may be necessary or appropriate in the administration of the Plan;

     (e) To prepare and file, distribute or furnish all reports, plan descriptions, and other information concerning the Plan, including, without limitation, filings with the Secretary of Labor and employee communications as shall be required of the Plan Administrator under ERISA;

     (f) To determine any question arising in connection with the Plan, including any question of Plan interpretation, and the Plan Administrator's decision or action in respect thereof shall be final and conclusive and binding upon all persons having an interest under the Plan;

     (g) To review  and  dispose  of claims  under the Plan  filed  pursuant  to
Section 7.7;

     (h) If the Plan Administrator shall determine that by reason of illness, senility, insanity, or for any other reason, it is undesirable to make any payment to the person entitled thereto, to direct the application of any amount so payable to the use or benefit of such person in any manner that he may deem advisable or to direct in his discretion the withholding of any payment under the Plan due to any person under legal disability until a representative competent to receive such payment in his behalf shall be appointed pursuant to law;

     (i) To discharge such other responsibilities or follow such directions as may be assigned or given by the Bank;

     (j) To perform any duty or take any action which is allocated to the Plan Administrator under the Plan; and

     (k) To engage such legal, actuarial, accounting and other professional services as the Plan Administrator may deem proper.

The Plan Administrator shall have the power and authority necessary or appropriate to carry out its responsibilities.


Section 7.4 Allocation of Fiduciary Responsibilities
            and Employment of Advisors.

     Any Named Fiduciary may:

     (a) Allocate any of his or its responsibilities under the Plan to such other person or persons as he or it may designate, provided that such allocation and designation shall be in writing and filed with the Plan Administrator;

     (b) Employ one or more persons to render advice to him or it with regard to any of his or its responsibilities under the Plan; and

     (c) Consult with counsel, who may be counsel to the Bank.


     Section 7.5 Other Administrative Provisions.

     (a) Any person whose claim has been denied in whole or in part must exhaust the administrative review procedures provided in Section 7.8 prior to initiating any claim for judicial review.

     (b) No bond or other security shall be required of the Plan Administrator, or any officer or Employee of the Bank to whom fiduciary responsibilities are allocated by a Named Fiduciary, except as may be required by ERISA.

     (c) Subject to any limitation on the application of this Section 7.5(c) pursuant to ERISA, neither the Plan Administrator, nor any officer or Employee of the Bank to whom fiduciary responsibilities are allocated by a Named Fiduciary, shall be liable for any act of omis sion or commission by himself or by another person, except for his own individual willful and intentional malfeasance.

     (d) The Plan  Administrator  may,  except  with  respect to  actions  under
Section 7.8, shorten, extend or waive the time (but not beyond 60 days) required by the Plan for filing any notice or other form with the Plan Administrator, or taking any other action under the Plan.

     (e) Any person, group of persons, committee, corporation or organization may serve in more than one fiduciary capacity with respect to the Plan.

     (f) Any action taken or omitted by any fiduciary with respect to the Plan, including any decision, interpretation, claim denial or review on appeal, shall be conclusive and binding on the Employer and all interested parties and shall be subject to judicial modification or reversal only to the extent it is determined by a court of competent jurisdiction that such action or omission was arbitrary and capricious and contrary to the terms of the Plan.


     Section 7.6 Indemnification of Fiduciaries.

     The Bank shall indemnify, to the fullest extent permitted by applicable law, any director, officer or employee of the Bank who is or was or agrees to serve in any capacity in connection with the management, operation, interpretation or administration of the Plan against any loss, cost, expense or exposure of any name or nature whatsoever which such an individual may incur by reason of the fact that he or she is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, investigative or administrative, relating to his or her service in connection with the Plan, and against the costs and expenses of defending or settling any claim, action, suit or proceeding, including legal fees, costs and expenses; provided, however, that he or she acted in good faith and in a manner which he or she reasonably believed to be consistent with his or her responsibility in connection with the Plan, and that, in the case of any criminal action or proceeding, he or she had no reason to believe that his or her conduct was unlawful; and provided, further, that the indemnity provided hereunder shall apply to losses, costs, expenses and exposures hereafter incurred whether or not the acts or omissions giving rise thereto occurred before or after September 3, 1995. Unless otherwise required by applicable law, this Section 7.6 shall not be rescinded or modified so as to materially reduce the indemnification provided hereunder without first giving 30 days' advance written notice of such rescission or modification to each individual then entitled to indemnification hereunder, or so as to materially reduce the indemnification provided hereunder with respect to actions taken or omitted to be taken prior to the effective date of such rescission or modification. The Bank may satisfy its obligation under this Section 7.6 in whole or in part by purchase of a policy or policies of insurance, but no insurer shall have any rights against the Bank arising out of this Section 7.6.


     Section 7.7 Claims Procedure.

     Any claim relating to benefits under the Plan shall be filed with the Plan Administrator on a form prescribed by it. If a claim is denied in whole or in part, the Plan Administrator shall give the claimant written notice of such denial, which notice shall specifically set forth:

     (a) the reasons for the denial;

     (b) the pertinent Plan provisions on which the denial was based;

     (c) any additional material or information necessary for the claimant to perfect his claim and an explanation of why such material or information is needed; and

     (d) an explanation of the Plan's procedure for review of the denial of the claim.

In the event that the claim is not granted and notice of denial of a claim is not furnished by the 30th day after such claim was filed, the claim shall be deemed to have been denied on that day for the purpose of permitting the claimant to request review of the claim.


     Section 7.8 Claims Review Procedure.

     Any person whose claim filed pursuant to Section 7.7 has been denied in whole or in part by the Plan Administrator may request review of the claim by the Bank, upon a form prescribed by the Plan Administrator. The claimant shall file such form (including a statement of his position) with the Bank no later than 60 days after the mailing or delivery of the written notice of denial provided for in Section 7.7, or, if such notice is not provided, within 60 days after such claim is deemed denied pursuant to Section 7.7. The claimant shall be permitted to review pertinent documents. A decision shall be rendered by the Bank and communicated to the claimant not later than 30 days after receipt of the claimant's written request for review. However, if the Bank finds it necessary, due to special circumstances (for example, the need to hold a hearing), to extend this period and so notifies the claimant in writing, the decision shall be rendered as soon as practicable, but in no event later than 120 days after the claimant's request for review. The Bank's decision shall be in writing and shall specifically set forth:

     (a) The reasons for the decision; and

     (b) The pertinent Plan provisions on which the decision is based.

Any such decision of the Bank shall be binding upon the claimant and the Bank, and the Bank shall take appropriate action to carry out such decision.



                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION


     Section 8.1 Amendment and Termination.

     The Bank intends to keep this Plan in effect, but the Bank expressly reserves the right to terminate or amend the Plan, in whole or in part, at any time by action of the Board; provided, however, that if a Change of Control occurs, the Plan no longer shall be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever, until such time as the first anniversary of the Change of Control shall have occurred and the successor or surviving entity following the Change of Control shall have paid all amounts due to Participants hereunder whose employment has been terminated in connection with or subsequent to the Change of Control, at which point the Board of Directors of such successor or surviving entity shall have the right to amend or terminate this Plan.

     Section 8.2 Form of Amendment or Termination.

     The form of any proper amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer of the Bank, certifying that the amendment or termination has been approved by the Board. A proper amendment to the Plan automatically shall effect a corresponding amendment to all Participants' rights hereunder. A proper termination of the Plan automatically shall effect a termination of all Participants' rights and benefits hereunder.



                                   ARTICLE IX

                                  MISCELLANEOUS


     Section 9.1 Rights of Employees.

     No Employee shall have any right or claim to any benefit under the Plan except in accordance with the provisions of the Plan. The establishment of the Plan shall not be construed as conferring upon any Employee or other person any legal right to continuation of employment or to any terms or conditions of employment, nor as limiting or qualifying the right of the Employer to discharge any Employee.


     Section 9.2 Non-alienation of Benefits.

     The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation, or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, or torts.


     Section 9.3 Other Benefits.

     Neither the provisions of this Plan nor the Payment provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish the Participant's rights as an Employee of the Employer, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus, stock ownership or any employment agreement or other plan or arrangement.


     Section 9.4 Construction.

     Whenever appropriate in the Plan, words used in the singular may be read in the plural; words used in the plural may be read in the singular; and the masculine gender shall be deemed equally to refer to the feminine gender or the neuter. Any reference to a Section number shall refer to a Section of this Plan, unless otherwise stated.


     Section 9.5 Headings.

     The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall control.


     Section 9.6 Governing Law.

     Except to the extent preempted by federal law, the Plan shall be construed, administered and enforced according to the laws of the State of New York applicable to contracts between citizens and residents of the State of New York entered into and to be performed entirely within such jurisdiction.


     Section 9.7 Severability.

     The invalidity or unenforceability, in whole or in part, of any provision of this Plan shall in no way affect the validity or enforceability of the remainder of such provision or of any other provision of this Plan, and any provision, or part thereof, deemed to be invalid or unenforceable shall be reformed as necessary to render it valid and enforceable to the maximum possible extent.


     Section 9.8 Required Regulatory Provisions.

     The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank:

     (a) Notwithstanding anything herein contained to the contrary, any payments to an Employee by the Bank, whether pursuant to this Plan or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

     (b)  Notwithstanding  anything  herein  contained to the  contrary,  if the
Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under Section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(3) or 1818(g)(1), the Bank's obligations under this Plan shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Employee all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

     (c) Notwithstanding anything herein contained to the contrary, if the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all prospective obligations of the Bank under this Plan shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Employee shall not be affected.

     (d) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of Section 3(x)(1) of the FDI Act, 12 U.S.C. ss.1813(x)(1), all prospective obligations of the Bank under this Plan shall terminate as of the date of default, but vested rights and obligations of the Bank and the Employee shall not be affected.

     (e) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Plan is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("OTS") or his designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDI Act, 12 U.S.C. ss.1823(c); (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

     Section 9.9 Withholding.

     Payments from this Plan shall be subject to all applicable federal, state and local income withholding taxes.


     Section 9.10 Status as Welfare Benefit Plan Under ERISA.

     This Plan is an  "employee  welfare  benefit  plan"  within the  meaning of
Section 3(1) of ERISA and shall be construed, administered and enforced according to the provisions of ERISA, including but not limited to, those provisions of ERISA regarding the award of reasonable attorneys' fees and costs, if applicable.